UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5th, 2017

EVERGREEN-AGRA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53902	98-0460379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19800 MacArthur suite 300, Irvine CA, USA 92612

(Address of Principal Executive Offices) (Zip Code)

604.764.7646

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

In anticipation of the reorganization as a closed ended fund, the Issuer has taken the following actions:

(a) On June 5th, 2017, the holders of a majority of the common stock of the Issuer approved an amendment to the Issuer’s certificate of incorporation to change the name of the Issuer to Evergreen-Agra Global Investment Fund, Inc. the Issuer is in the process of filing an amendment.

(b) On June 5th, 2017, the holders of a majority of the common stock of the Issuer approved a domicile change from Nevada to Delaware, the Issuer is in the process of this transition.

(c) As a result of the foregoing, the Issuer will be applying for a new CUSIP number through is transfer agent, Securities Transfer Corporation.

(d) The Issuer is proceeding to file an Issuer Company-Related Action form with FINRA which will inform FINRA of the name change which will become effective upon receipt of approval from FINRA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN-AGRA, INC.

Date: June 7th, 2017	By:	/s/ Rene Hamouth
Rene Hamouth
President / Chairman of the Board / Director

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